EXHIBIT 1.2

THE COMPANIES LAW

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF

RADCOM LTD.
____________________

GENERAL PROVISIONS

1.             Object and Purpose of the Company

(a)           The object and purpose of the Company shall be as set forth in the Company’s Memorandum of Association, as the same shall be amended from time to time in accordance with applicable law.

(b)           In accordance with Section 11(a) of the Companies Law 5759 - 1999 (the “Companies Law”), the Company may contribute a reasonable amount to a worthy cause.

2.             Limitation of Liability

The liability of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount.  If the Company’s share capital shall   include at any time shares without a nominal value, the shareholders’ liability in respect of such shares shall be limited to the payment of up to NIS 0.05 for each such share allotted to them and which remains unpaid, and only to that amount.

3.             Interpretation

(a)           Unless the subject or the context otherwise requires: words and expressions used herein which are defined in the Memorandum of Association of the Company shall have the meanings therein defined, and words and expressions defined in the Companies Law in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall  include the feminine gender; and words and expressions importing persons shall include bodies corporate.

(b)           The captions in these Articles are for convenience only and shall not be deemed a part hereof   or   affect the construction of any provision hereof.

3A           Amendment

The approval of a resolution adopted in a General Meeting approved by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon (a “Shareholders’ Resolution”) is required to approve any amendment to these Articles of Association.

SHARE CAPITAL

4.             Share Capital

The share capital of the Company is two million New Israeli Shekel (NIS 2,000,000) divided into nine million nine hundred ninety seven thousand six hundred and seventy (9,997,670) Ordinary Shares, par value NIS 0.20 each, and two thousand three hundred and thirty (2,330) Deferred Shares, par value NIS 0.20 each. The Ordinary Shares confer upon their holders the rights described n these Articles. Notwithstanding any other provision of these Articles, the Deferred Shares confer upon their holders no rights other than the right to their par value upon liquidation of the Company.

5.             Increase of Share Capital

(a)           The Company may, from time to time, by a Shareholders Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares.  Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

(b)           Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

6.             Special Rights; Modifications of Rights

(a)           Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Shareholders Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

(b)         (i)            If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Shareholders Resolution, subject to the sanction of a resolution passed by a majority of the holders of a majority of the shares of such class present and voting at a separate General Meeting of the holders of the shares of such class.

(ii)           The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

(iii)           Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article   6(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

7.	Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)          The Company may, from time to time, by Shareholders Resolution (subject, however, to the provisions of Article 6(b) hereof and to applicable law):

(i)            consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

(ii)           subdivide its shares (issued or unissued) or any of them, into shares of smaller   nominal value than is fixed by these Articles of Association (subject, however, to the provisions of the Companies Law), and the Shareholders Resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares,

(iii)           cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

(iv)          reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)           With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(i)            determine, as to the holder of shares so consolidated,  which issued shares shall be consolidated into each share of larger nominal value;

(ii)           allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)          redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)          cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 7(b)(iv).

SHARES

8.             Issuance of Shares; Replacement of Lost Certificates

(a)           The Company may, if so determined by the Board of Directors from time to time, issue share certificates, in which case such certificates shall be issued under the seal or stamp of the Company and shall bear the signature of one Director, or of any other person or persons authorized thereto by the Board of Directors. The Board of Directors may also determine, from time to time, to issue shares in uncertificated form (or solely in uncertificated form),

(b)           If the Board of Directors determines to issue share certificates, each holder of shares shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if reasonably requested by such member, to several certificates, each for one or more of such shares.

(c)           If the Board of Directors determines to issue share certificates, a share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Members in respect of such co-ownership.

(d)           If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as Board of Directors may think fit; provided, however, that the Company shall not be required to issue a replacement share certificate if the Board of Directors has then determined that shares shall be issued solely in uncertificated form.

(e)           The Company may issue bearer shares.

9.             Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

10.           Allotment of Shares

The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 12(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

11.           Payment in Installments

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

12.           Calls on Shares

(a)           The Board of Directors may, from time to time, make such calls as it may think fit upon holders of shares in respect of any sum unpaid in respect of shares held by such holders which is not, by the terms of allotment   thereof or otherwise, payable at a fixed time, and each such holder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed.  Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

(b)           Notice of any call shall be given in writing to the holder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such holder(s), revoke such   call in whole or in part, extend such time, or alter such person and/or place.  In the event of a call payable in installments, only one notice thereof need be given.

(c)           If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

(d)           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

(e)           Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

(f)           Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

13.           Prepayment

With the approval of the Board of Directors, any holder of shares may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors.  The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty.  Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

14.           Forfeiture and Surrender

(a)           If any holder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made.  Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

(b)           Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such holder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the   non-payment of the same amount.

(c)           Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)           The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)           Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold,    re-allotted or otherwise disposed  of as the Board of Directors thinks fit.

(f)           Any holder whose shares have been forfeited or surrendered shall cease to be a holder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article   12(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so.  In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the holder in question (but not yet due) in respect of all shares owned by such holder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

(g)           The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article   14.

15.           Lien

(a)           Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each holder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not.  Such lien shall extend to all dividends from time to time declared in respect of such share.  Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)           The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen   (14) days after written notice of the intention to sell shall have been served on such holder, his executors or administrators.

(c)           The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such holder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the holder, his executors, administrators or assigns.

16.           Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register of Members in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered   in the   Register of Members in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.           Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

18.           [reserved]

TRANSFER OF SHARES

19.           Effectiveness and Registration

No transfer of shares shall be registered unless a proper instrument of transfer (in form and   substance satisfactory to the Board of Directors) has been submitted to the Company or its agent, together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require.  Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.  The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

20.           Record Date for General Meetings

Notwithstanding any provision to the contrary in these Articles, for the determination of the holders entitled to receive notice of and to participate in and vote at a General Meeting, or to express consent to or dissent from any corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of shares of the Company, the Board of Directors may fix, in advance, a record date, which, subject to applicable law, shall not be earlier than ninety (90) days prior to the General Meeting or other action, as the case may be.  No persons other than holders of record of Ordinary Shares as of such record date shall be entitled to notice of and to  participate in and vote at such General Meeting, or to exercise such other right, as the case may be. A determination of holders of record with respect to a General Meeting shall apply to any adjournment of such meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.

TRANSMISSION OF SHARES

21.           Decedents' Shares

        (a)            In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

(b)           Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a holder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.           Receivers and Liquidators

(a)           The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

(b)           The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

23.           Annual General Meeting

An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

24.           Extraordinary General Meetings

All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings."  The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Sections 63(b)(1) or (2) and 63(c) of the Companies Law.

25.           Notice of General Meetings

The Company is not required to give notice under Section 69(b) of the Companies Law.  The Company is required to such give prior notice of a General Meeting as required by law or applicable stock exchange rules, but in any event not less than seven (7) days.  The accidental omission to give notice of a meeting to any shareholder or the non-receipt of notice by one of the shareholders shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

26.           Quorum

(a)           Two or more holders of Ordinary Shares (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate at least 33 1/3% of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings.  No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

(b)           If within an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Sections 63(b)(1) or (2), 64 or 65 of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person by proxy and voting on the question of adjournment.  No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.  At such adjourned meeting, any two (2) holders of Ordinary Shares (not in default as aforesaid) present in person or by proxy, shall constitute a quorum (subject to rules and regulations, if any, applicable to the Company).

(c)           The Board of Directors may determine, in its discretion, the matters that may be voted upon at the meeting by proxy in addition to the matters listed in Section 87(a) to the Companies Law.

27.           Chairman

The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company.  If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the holders of Ordinary Shares present shall choose someone of their number to be Chairman.  The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a holder of Ordinary Shares or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

28.           Adoption of Resolutions at General Meetings

(a)           Unless otherwise indicated herein, a Shareholders Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

(b)           A Shareholders Resolution approving a merger (as defined in the Companies Law) of the Company shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

(c)           Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any holder of Ordinary Shares present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot.  A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.  If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.  The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another holder of Ordinary Shares may then demand such written ballot.  The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(d)           A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.           Resolutions in Writing

A resolution in writing signed by all holders of Ordinary Shares of the Company then entitled to attend and vote at General Meetings or to which all such holders of Ordinary Shares have given their written consent (by letter, facsimile telecopier, telegram, telex or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.           Power to Adjourn

(a)           The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)           It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 26(b) or Article 30(a), unless the meeting is adjourned for thirty (30) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

31.           Voting Power

Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every holder of Ordinary Shares shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means.

32.           Voting Rights

(a)           No holder of Ordinary Shares shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

(b)           A company or other corporate body being a holder of Ordinary Shares of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company.  Any person so authorized shall be entitled to exercise on behalf of such holder all the power which the latter could have exercised if it were an individual shareholder.  Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

(c)           Any holder of Ordinary Shares entitled to vote may vote either personally or by proxy (who need not be a holder of the Company), or, if the holder is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

(d)           If two or more persons are registered as joint holders of any Ordinary Share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

PROXIES

33.           Instrument of Appointment

(a)           The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

"I _____________________ of __________________________________
    (Name of Shareholder)                       (Address of Shareholder)
being a member of ___________________________ hereby appoint
                         (Name of the Company)
________________________of _____________________________
  (Name of Proxy)                                                                (Address of Proxy)
as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, 20__ and at any adjournment(s) thereof.

Signed this ______ day of ____________, 20__.
_________________________
(Signature of Appointer)"

or in any usual or common form or in such other form as may be approved by the Board of Directors.  It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

(b)           The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Registered Office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than forty-eight (48) hours (or not less than seventy-two (72) hours with respect to a meeting to be held outside of Israel) before the time fixed for the meeting which the person named in the instrument proposes to vote.

34.           Effect of Death of Appointor or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing holder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing holder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

BOARD OF DIRECTORS

35.           Powers of Board of Directors

(a)           In General

The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting.  The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

(b)           Borrowing Power

The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)           Reserves

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

36.           Exercise of Powers of Directors

(a)           A meeting of the Board of Directors at which a quorum is present (in person, by means of a conference call or any other device allowing each director participating in such meeting to hear all the other directors participating in such meeting) shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.

(b)           A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

(c)           A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee, and in the absence of such determination - by the Chairman of the Board of Directors) or to which all such Directors have given their consent (by letter, telegram, telex, facsimile telecopier or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

37.           Delegation of Powers

(a)           The Board of Directors may, subject to the provisions of the Companies Law and these Articles, delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee.  Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors.  The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by the Companies Law or any regulations adopted by the Board of Directors under this Article.  Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)           Without derogating from the provisions of Article 50, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person.  The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

(c)           The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.           Number of Directors

The Board of Directors shall consist of such number of Directors (not less than three (3) nor more than nine (9)) as may be determined by Shareholder Resolution of the Company.

39.           Election and Removal of Directors

(a)           If at any time, the Company shall be required to appoint independent or external directors such as a public director or directors of any other type as may be required by law (“External Directors”) such directors shall serve on the Board according to the number required by law.  External Directors will be appointed and removed pursuant to and shall be governed by the relevant provisions of the law which applies to External Directors.  If permitted by applicable law, External Directors will be appointed by the Board.

(b)           The members of the Board of Directors shall be called Directors, and other than External Directors (who will be chosen and appointed, and whose term will expire, in accordance with applicable law,) they shall be appointed in accordance with the provisions of this Article.

(c)           Directors (other than External Directors) shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, or by the Board of Directors.  In the event that Directors are appointed by the Board of Directors, such Directors shall be adopted by Shareholders’ Resolution at the first extraordinary or annual general meeting of the shareholders following the date upon which the Director was appointed by the Board of Directors.  Each Director shall serve, subject to Article 42 hereof, and with respect to a Director appointed pursuant to Article 41 hereof, subject to such Article, until the Annual General Meeting next following the Annual General Meeting at which such Director was appointed, or his earlier removal pursuant to this Article 39.  The shareholders shall be entitled to remove any Director(s) from office, all subject to applicable law.

(d)           Notwithstanding anything to the contrary herein, the term of a Director may commence at a date later than the date of the shareholders resolution electing such Director, if so specified in such shareholder resolution.

40.           Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

41.           Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and may temporarily fill any such vacancy until the next Annual General Meeting, provided, however, that if they number less than the minimum number provided for pursuant to Article 38 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 38 hereof are in office as a result of said meeting.

42.           Vacation of Office

(a)           The office of a Director shall be vacated, ipso facto, upon his death, or if he  be found lunatic or become of unsound mind, or if he becomes bankrupt, or, if the Director is a company, upon its winding-up.

(b)           The office of a Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

43.           Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as Director except as may be approved by the Company in a General Meeting (including, but not limited to, the grant of options for the Company’s shares) and except for reimbursement  of reasonable expenses incurred in connection with carrying out his duties as a Director.
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44.           Conflict of Interests

Subject to the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

45.           Alternate Directors

(a)           A Director may, by written notice to the Company, appoint a natural person who is not a Director as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever.  Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, but will expire upon the expiration of the appointing Director’s term, and shall be for all purposes.

(b)           Any notice given to the Company pursuant to Article 45(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)           An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided,  however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

(d)           An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

(e)           The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 42, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

46.           Meetings

(a)           The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Board of Directors think fit. Notice of the meetings of the Board of Directors shall be sent to each Director at the last address that the Director provided to the Company, or via telephone, facsimile or e-mail message.

(b)           Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than four (4) days' notice (oral or written) shall be given of any meeting so convened.  The failure to give notice to a Director in the manner required hereby may be waived by such Director. In urgent situations, a meeting of the Board of Directors can be convened without any prior notice with the consent of a majority of the Directors, including a majority of those who are lawfully entitled to participate in and vote at such meeting (as conclusively determined by the Secretary, and in the absence of such determination, by the Chairman of the Board of Directors).

47.           Quorum

Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee and in the absence of such determination - by the Chairman of the Board of Directors), but shall not be less than two.

48.           Chairman of the Board of Directors

The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place.  The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

49.           Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

GENERAL MANAGER

50.           General Manager

The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, President, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe.  Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

MINUTES

51.           Minutes

(a)           Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose.  Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

(b)           Any minutes as aforesaid, if purporting to be by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facia evidence of the matters recorded therein.

DIVIDENDS

52.           Declaration and Payment of Dividends

The Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified.  The Board of Directors shall determine the time for payment of such dividends, and the record date for determining the shareholders entitled thereto.

53.           [Reserved]

54.           Amount Payable by Way of Dividends

Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to their respective holdings of the shares in respect of which such dividend is being paid.

55.           Interest

No dividend shall carry interest as against the Company.

56.           Payment in Specie

Upon the declaration of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

57.           Capitalization of Profits, Reserves etc.

Upon the resolution of the Board of Directors, the Company -

(a)           may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

(b)           may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

58.           Implementation of Powers under Articles 56 and 57

For the purpose of giving full effect to any resolution under Articles 56 or 57, and without derogating from the provisions of Article 7(b) hereof, and subject to applicable law, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

59.           Deductions from Dividends

The Board of Directors may deduct from any dividend or other moneys payable to any member in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

60.           Retention of Dividends

(a)           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

61.           Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed.  The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

62.           Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.  Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

63.           Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS

64.           Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law.  Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.  No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by a Shareholders Resolution. The Company shall make copies of its annual financial statements available for inspection by the shareholders at the principal offices of the Company. The Company shall not be required to send copies of its annual financial statements to shareholders, except upon written request to the principal office of the Company.

65.           Audit

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

66.           Auditors

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law.  The Audit Committee of the Company shall have the authority to fix, in its discretion, the remuneration of the auditor(s) for the auditing services.

BRANCH REGISTERS

67.           Branch Registers

Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

RIGHTS OF SIGNATURE, STAMP AND SEAL

68.           Rights of Signature, Stamp and Seal

(a)           The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

(b)           The Company shall have at least one official stamp.

(c)           The Board of Directors may provide for a seal.  If the Board of Directors so provides, it shall also provide for the safe custody thereof.  Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

NOTICES

69.           Notices

(a)           Any written notice or other document may be served by the Company upon any shareholder either personally, or by facsimile transmission, or by sending it by prepaid mail (airmail or overnight air courier if sent to an address on a different continent from the place of mailing) addressed to such shareholder at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents.  Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company, or by facsimile transmission, or by sending it by prepaid registered mail (airmail or overnight air courier if posted outside Israel) to the Company at its Registered Address.  Any such notice or other document shall be deemed to have been served (i) in the case of mailing, two (2) business days after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than two (2) days or seven (7)  days, as the case may be, after it has been posted; (ii) in the case of overnight air courier, on the third (3rd) business day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three (3) business days after it has been sent; (iii) in the case of personal delivery, on the date such notice was actually tendered in person to such shareholder (or to the Secretary or the General Manager); (iv) in the case of facsimile transmission, on the date on which the sender receives automatic electronic confirmation by the recipient’s facsimile machine that such notice was received by the addressee. The mailing or publication date and the date of the meeting shall be counted as part of the days comprising any notice period.   If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 69(a).

(b)           All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

(c)           Any shareholder whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(d)           Notwithstanding anything to the contrary herein, notice by the Company of a General Meeting which is published either (1) on the Company’s website and/or (2) in one international wire service and/or (3) in any other common form of electronic dissemination, shall be deemed to have been duly given on the date of such publication to any shareholder of the Company.

EXCULPATION, INSURANCE AND INDEMNITY

70.           Exculpation, Indemnity and Insurance

(a)           For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nosei Misra" in the Companies Law.

(b)           Subject to the provisions of the Companies Law, the Company may prospectively exculpate an Office Holder from all or some of the Office Holder’s responsibility for damage resulting from the Office Holder’s breach of the Office Holder’s duty of care to the Company.

(c)           Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

(i)            a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court;

(ii)           reasonable litigation expenses, including attorneys' fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding was concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; or in connection with an administrative enforcement proceeding or a  financial sanction. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, 1968, as amended (the "Securities Law"), and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees; and

            (iii)           reasonable litigation expenses, including attorneys’ fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

The Company may undertake to indemnify an Office Holder as aforesaid, (aa) prospectively, provided that  in respect of Article 70(c)(i), the undertaking is limited to events which in the opinion of the Board of Directors are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and further provided that such events and amounts or criteria are set forth in the undertaking to indemnify, and (bb) retroactively.

(d)           Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

(i)            a breach of his duty of care to the Company or to another person;

(ii)           a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

(iii)           a financial obligation imposed on him in favor of another person; or

(iv)           reasonable litigation expenses, including attorney fees, incurred by the Office Holder as a result of an administrative enforcement proceeding instituted against him. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

(e)           The provisions of Articles 70 are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company.

Any amendment to the Companies Law, the Securities Law or any other applicable law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 61 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law, the Securities Law or such other applicable law.

WINDING UP

71.           Winding Up

(a)           A resolution adopted in a General Meeting approved by 75% of the voting shares represented at such meeting in person or by proxy is required to approve the winding up of the Company.

(b)           If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.